EXHIBIT 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT ("Forbearance Agreement") is entered into effective March 31, 2009 between MH FINANCIAL ASSOCIATES, LLC ("Lender"), MICROHELIX, INC., and MOORE ELECTRONICS, INC. (together, "Borrower").

RECITALS:

A.           Pursuant to a Third Agreement Regarding Amendment of Promissory Note (the "Agreement") dated June 27, 2008, Borrower and Lender entered into a Third Amended and Restated Promissory Note dated June 27, 2008 as modified by a Loan Modification Agreement dated December 31, 2008 (the "Note") whereby Lender agreed to provide an amended and restated term loan credit facility to Borrower.

B.           Pursuant to the terms of the Agreement, Borrower is obligated to provide quarterly internally prepared financial statements within 30 days after the close of each quarter, together with compliance certificates executed by borrower's chief financial officer.  Borrower failed to provide the financial statements and compliance certificates.

C.           Borrower obtained a loan from Aequitas Capital Management, Inc. without obtaining Lender's prior approval, which constitutes a default under the Agreement and the Note.

D.           Borrower and Lender desire to enter into this Forbearance Agreement in order to set forth the terms and conditions under which Lender will forbear from immediately enforcing all of its available remedies against Borrower.

E.           Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Note.

AGREEMENT:

1.           Acknowledgment and Reaffirmation of Indebtedness.  Borrower acknowledges, reaffirms and agrees that it unconditionally owes the Lender the full amount of the indebtedness under the Note without setoff, defense, counterclaim or claim of recoupment of any kind whatsoever and that Borrower's prior grant of security interests in the Collateral to Lender is valid, perfected and enforceable without defense, counterclaim or claim of recoupment of any kind whatsoever.

2.           Lender's Conditional Forbearance.  Subject to the provisions of this Agreement and the consideration as provided in Section 3 below, Lender will conditionally forbear from immediately exercising its rights and remedies against Borrower and the Collateral.  Lender's continued forbearance is and shall remain subject to Borrower's complete, continuous and timely satisfaction of each of the following conditions:

2.1           Borrower shall make all payments under the Note when due.

2.2           Borrower shall fully and timely perform, within any applicable cure period, all of its obligations to Lender under the Agreement, the Note and under any other agreements with Lender to which Borrower is a party (either now or in the future).

Provided that Borrower satisfies these conditions, and so long as there is no new Event of Default, interest shall accrue at the non-default rate specified in the Note and Lender will waive any late charges accrued to date as specified in the Note.

3.           Consideration.  In consideration of Lender's waiver and conditional forbearance, Borrower hereby releases and discharges Lender and Lender's members, managers, successors, assigns, employees and attorneys, and each of them, of and from any and all claims, demands, damages, suits, rights, defenses, offsets, or causes of action of every kind and nature that Borrower has or may have as of the date it executes this Forbearance Agreement, whether known or unknown, contingent or matured, foreseen or unforeseen, asserted or unasserted, including without limitation all claims for compensatory, general, special, consequential, incidental, and punitive damages, attorney fees, and equitable relief, other than Lender's obligations under this Forbearance Agreement and the Agreement (as modified hereby or as subsequently modified), and documents related thereto, arising on and after the date hereof.

4.           No Waiver.  Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained herein, the terms of this Forbearance Agreement shall not serve to effect a novation as to the Note or any related agreement, except as otherwise expressly provided for in this Agreement.  Borrower further acknowledges and agrees that Lender has not waived any of its rights or remedies against or with respect to Borrower or the Collateral, whether with respect to the existing and continuing Events of Default referred to herein or otherwise, except as otherwise expressly provided for in this Forbearance Agreement.

5.           Further Assurances.  Upon Lender's written request, Borrower at its own expense and at any time, will promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Forbearance Agreement and of the rights and powers granted to Lender herein and under the terms of the Note and related agreements.

6.           Expenses.  From and after the effective date of this Forbearance Agreement, within ten (10) business days after Lender's request, Borrower agrees to pay or reimburse Lender for all of Lender's costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under the Agreement, the Note, this Forbearance Agreement, and any of the related agreements including, without limitation, fees and disbursements of Lender's outside or in-house counsel.

7.           Non-Impairment.  This Forbearance Agreement is a revision only (i.e., an amendment and modification of Borrower's existing payment obligations to Lender under the Note) and not a novation, and nothing contained herein shall in any way impair the Note or any of the related agreements or alter, waive, annul, vary or affect any term, provision, condition, covenant, right, power or remedy contained therein, it being the intent of Borrower and Lender that the terms, provisions, conditions, covenants, rights, powers and remedies contained in the Note and the related agreements shall continue in full force and effect except as expressly modified by the terms of this Forbearance Agreement.

8.           Binding Effect.  This Forbearance Agreement shall be binding upon the successors and permitted assigns of the Borrower and shall inure to the benefit of Lender and its successors and assigns.

9.           Assignment.  Lender reserves the right to transfer or assign, in its sole and absolute discretion, and without notice to or consent by or from Borrower any or all of the powers, rights, title and interests held by Lender under this Forbearance Agreement, the Agreement, the Note and related agreements, or any other agreements between or among Lender and Borrower.  This Forbearance Agreement, the Agreement, the Note and related agreements may not be assigned by Borrower by operation of law or otherwise, without Lender's prior written consent and any attempted assignment without consent shall be void and without effect.

10.           Counterparts; Facsimile Signatures.  This Forbearance Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be considered original signatures for purposes of this Forbearance Agreement.

11.           STATUTORY WRITING REQUIREMENTS.  UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused their duly authorized representatives to execute this Agreement, as of the date first above written.

LENDER:		BORROWER:

MH Financial Associates, LLC		microHelix, Inc.
By:	Aequitas Capital Management, Inc.,
its Manager

By:	/s/ Patricia J. Brown	By:	/s/ James E. Horswill
	Patricia J. Brown, Senior Vice President		James E. Horswill, President

Moore Electronics, Inc.

		By:	/s/ James E. Horswill
James E. Horswill, President